Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this annual report (Form 10-KSB) of 4net Software, Inc. of our report dated December 30, 2003, included in the 2003 Annual Report to Stockholders of 4net Software, Inc.


/s/ Kostin, Ruffkess & Company, LLC

Kostin, Ruffkess & Company, LLC
Farmington, Connecticut
January 9, 2004